As filed with the Securities and Exchange Commission on December 16, 2009.
Registration No. 333-162511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3/A
(AMENDMENT NO. 2)
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALTRA HOLDINGS, INC.
and certain subsidiaries identified in the “Table of Additional Registrants” below
(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1478870
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 Granite Street
Suite 201
Braintree, Massachusetts 02184
(781) 917-0600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glenn E. Deegan, Esquire
Vice President, Legal & Human Resources, General Counsel and Secretary
Altra Holdings, Inc.
300 Granite Street
Suite 201
Braintree, Massachusetts 02184
(781) 917-0600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Robert J. Grammig, Esquire
Rodney H. Bell, Esquire
Holland & Knight LLP
701 Brickell Ave., Suite 3000
Miami, Florida 33131
(305) 374-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

TABLE OF ADDITIONAL REGISTRANTS
The following direct or indirect subsidiaries of the registrant may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is c/o Altra Holdings, Inc., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, (781) 917-0600.

	Jurisdiction of Incorporation	I.R.S. Employer
Name of Co-Registrant	or Organization	Identification No.
Altra Industrial Motion, Inc.	Delaware	30-0283143
American Enterprises MPT Corp.	Delaware	52-2005169
American Enterprises MPT Holdings, LLC	Delaware	52-2005171
Ameridrives International, LLC	Delaware	52-1826102
Boston Gear LLC	Delaware	11-3723980
Formsprag LLC	Delaware	01-0712538
Inertia Dynamics LLC	Delaware	20-4221420
Kilian Manufacturing Corporation	Delaware	06-0933715
Nuttall Gear LLC	Delaware	54-1856788
TB Wood’s Corporation	Delaware	25-1771145
TB Wood’s Enterprises, Inc.	Delaware	51-0393505
TB Wood’s Incorporated	Pennsylvania	23-1232420
Warner Electric International Holding, Inc.	Delaware	54-1967086
Warner Electric LLC	Delaware	54-1967089
Warner Electric Technology LLC	Delaware	54-1967084

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note:
The sole purpose of this amendment is to amend the Exhibit Index and to file an amended version of Exhibit 5.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the Exhibit Index of the registration statement and Exhibit 5.1.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, Altra Holdings, Inc., and the co-registrant, Altra Industrial Motion, Inc., certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

ALTRA HOLDINGS, INC. ALTRA INDUSTRIAL MOTION, INC.
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	President and Chief Executive Officer and Director	December 16, 2009

Carl R. Christenson		Date

*	Vice President, Chief Financial Officer and Treasurer	December 16, 2009

Christian Storch		Date

*	Vice President Finance, Corporate Controller and	December 16, 2009

Todd B. Patriacca	Assistant Treasurer	Date

*	Executive Chairman	December 16, 2009

Michael J. Hurt P.E.		Date

*	Director	December 16, 2009

Edmund M. Carpenter		Date

*	Director	December 16, 2009

Lyle G. Ganske		Date

*	Director	December 16, 2009

Michael S. Lipscomb		Date

*	Director	December 16, 2009

Larry McPherson		Date

*	Director	December 16, 2009

James H. Woodward Jr.		Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of the registrants, as listed on the attached Schedule A, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

On behalf of each Registrant listed on Schedule A hereto.
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	President and Director	December 16, 2009

Carl R. Christenson		Date

*	Chief Financial Officer, Treasurer and Director	December 16, 2009

Christian Storch		Date

*	Director	December 16, 2009

Glenn Deegan		Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of the registrants, as listed on the attached Schedule B, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

On behalf of each Registrant listed on Schedule B hereto.
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	President	December 16, 2009

Carl R. Christenson		Date

*	Chief Financial Officer and Treasurer	December 16, 2009

Christian Storch		Date

*	President of American Enterprises MPT Corp.,	December 16, 2009

Carl R. Christenson	as Sole Member	Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of the registrants, as listed on the attached Schedule C, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

On behalf of each Registrant listed on Schedule C hereto.
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	President	December 16, 2009

Carl R. Christenson		Date

*	Chief Financial Officer and Treasurer	December 16, 2009

Christian Storch		Date

*	Chief Executive Officer and President of Altra Industrial	December 16, 2009

Carl R. Christenson	Motion, Inc., as Sole Member	Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of the registrants, as listed on the attached Schedule D, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

On behalf of each Registrant listed on Schedule D hereto.
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	President and Director	December 16, 2009

Carl R. Christenson		Date

*	Chief Financial Officer, Treasurer and Director	December 16, 2009

Christian Storch		Date

*	Director	December 16, 2009

Edward L. Novotny		Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Kilian Manufacturing Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

KILIAN MANUFACTURING CORPORATION
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	Chief Executive Officer and Director	December 16, 2009

Carl R. Christenson		Date

*	President and Director	December 16, 2009

William Duff		Date

*	Chief Financial Officer, Treasurer and Director	December 16, 2009

Christian Storch		Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, TB Wood’s Enterprises, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

TB WOOD’S ENTERPRISES, INC.
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	President	December 16, 2009

Carl R. Christenson		Date

*	Chief Financial Officer and Treasurer	December 16, 2009

Christian Storch		Date

*	Director	December 16, 2009

Barry Crozier		Date

*	Director	December 16, 2009

Todd Patriacca		Date

*	Director	December 16, 2009

Glenn Deegan		Date

*	Director	December 16, 2009

Jonathan Kasdan		Date

*	Director	December 16, 2009

Bob Grenda		Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Inertia Dynamics LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Massachusetts, on December 16, 2009.

INERTIA DYNAMICS LLC
/s/ Carl R. Christenson
By: Carl R. Christenson
Title:	Manager

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl R. Christenson	Manager	December 16, 2009

Carl R. Christenson		Date

*	Manager	December 16, 2009

Christian Storch		Date

*By:	/s/ Carl R. Christenson
Carl R. Christenson
Attorney-in-Fact

SCHEDULE A
AMERICAN ENTERPRISES MPT CORP.
WARNER ELECTRIC INTERNATIONAL HOLDING, INC

SCHEDULE B
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
NUTTALL GEAR L L C
FORMSPRAG LLC

SCHEDULE C
BOSTON GEAR LLC
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC

SCHEDULE D
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED

EXHIBIT INDEX

Number	Description

1.1*	Form of Underwriting Agreement

3.1(1)	Second Amended and Restated Certificate of Incorporation of the Registrant

3.2(2)	Second Amended and Restated Bylaws of the Registrant

4.1(1)	Form of Common Stock Certificate

4.2**	Form of Indenture

4.3*	Form of Debt Securities

4.4*	Form of Warrant

4.5*	Form of Warrant Agreement

4.6*	Form of Purchase Contract

4.7*	Preferred Stock Certificate of Designation

4.8*	Depositary Agreement

4.9*	Form of Depositary Receipt

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

5.1	Legal Opinion of Holland & Knight LLP

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Holland & Knight LLP (filed as part of Exhibit 5.1)

24.1**	Power of Attorney

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this Registration Statement.

**	Previously filed.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

(1)	Incorporated by reference to Altra Holdings, Inc.’s Registration Statement on Form S-1/A (File No. 333-137660) filed with the Securities and Exchange Commission on December 4, 2006.

(2)	Incorporated by reference to Altra Holdings, Inc.’s Current Report on form 8-K filed on October 27, 2008.